                                                                   EXHIBIT 10.44

                  OVERHEAD SUPPORT & RESOURCE SHARING AGREEMENT

          This Overhead Support & Resource Sharing Agreement ("Agreement") is made by and between Ward North America, Inc., a Georgia corporation, ("WNA") and Anchor Pacific Underwriters, Inc., a Delaware corporation ("APU"), Ward Benefits Administrators & Insurance Services, Inc., a Californina corporation, formerly known as Harden & Company Insurance Services, Inc., ("WBA"); and Harden & Company of Arizona, Inc., an Arizona corporation (Harden-AZ) and made effective as of September 1, 2000 (the "Effective Date") with respect to the below
Recitals:

                                    RECITALS

          WHEREAS, WNA is a wholly-owned subsidiary of Ward North America Holding, Inc., a California corporation ("WNAH"); and

          WHEREAS, in March 2000 WNAH purchased approximately 79% of the outstanding capital stock of Anchor Pacific Underwriters, Inc., a Delaware corporation ("APU"); and

          WHEREAS, WBA is a wholly-owned subsidiary of APU and Harden-AZ is a wholly-owned subsidiary of WBA; and

          WHEREAS, WNA is engaged in the business of performing loss claims administration and adjusting services with a national information systems and communications infrastructure and centralized departments performing accounting, human resources, legal, information technology, sales and marketing, treasury, regulatory compliance, risk management, executive and other corporate administrative functions; and

          WHEREAS, the operating results of Anchor, WBA, and Harden-AZ (hereinafter collectively the "Supported Companies" and sometimes individually "Supported Company") and WNA are reported on a consolidated basis by WNAH as a result of its direct and indirect ownership interests in the parties; and

          WHEREAS, the Supported Companies and WNA entered into an agreement as of the Effective Date for WNA to provide certain overhead support services to the Supported Companies and for the parties to share WNA's overhead and infrastructure resources on an equitable basis for their mutual benefit; and

          WHEREAS, the parties desire to more fully memorialize their agreements and understandings concerning these matters by the execution and delivery of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, WNA and the Supported Companies hereby agree as follows:

          1.   Overhead Support Services. WNA agrees to provide the Supported
               -------------------------
Companies the overhead support services listed on Exhibit A (the "Support Services") attached hereto and incorporated herein by reference and as may be amended from time to time upon the mutual agreement of the parties during the Term of this Agreement as defined in Section 4 herein. WNA agrees to perform all Support Services in same manner and employing the same care and skill as employed in the performance of such services on its own behalf.

               1.1  Ownership. The Supported Companies shall at all times retain
                    ---------
          all rights and ownership interests in all data, information, materials and other work product relating to the business of the Supported Companies developed by the parties, mutually or separately, through the performance of such Support Services hereunder.

          2.   Resource Sharing. WNA agrees to permit each of the Supported
               ----------------
Companies access to and the right to use the infrastructure resources and assets described on Exhibit B (the "Shared Resources") attached hereto and incorporated herein by reference and as may be amended from time to time upon the mutual agreement of the parties during the Term of this Agreement as defined in Section 4 herein.

               2.1  Ownership. WNA shall retain at all ownership, possessory,
                    ---------
          occupancy, license and use rights in any and all tangible and intangible assets constituting the Shared Resources to which the Supported Companies are permitted access and the right to use during the Term of this Agreement. WNA does not grant the Supported Companies any right in any such Shared Resources that will survive the Term of this Agreement.

          3.   No Assumption of Liabilities. Except for the payment of the
               ----------------------------
Support Charges described in Section 4 herein and as may otherwise be expressly stated herein, the Supported Companies' shall not assume nor he held responsible for the payment or satisfaction of any portion of the costs incurred by WNA in connection with the ownership, lease, license, use, maintenance, or operation of the Shared Resources or WNA's costs and expenses incurred to provide the Support Services.

          4.   Consideration Payable to WNA.
               ----------------------------

               4.1  Support Charges. The Supported Companies shall pay WNA the
                    ---------------
          sums specified in Exhibit C attached hereto ("Support Charges") in exchange for the Support Services provided by WNAH and the right to access, share and use the Shared Resources. Exhibit C shall be incorporated by reference into this Agreement and may be amended from time to time upon the mutual agreement of the parties.

               4.2  Payment. The Supported Companies will remit the sums stated
                    -------
          on Exhibit C to WNA within thirty (30) days after the end of each calendar month following the Effective Date.

               4.3  Demand Loans. The amount of any Support Charges remaining
                    ------------
          unpaid after their due date shall constitute a demand loan from WNA to the Supported Company and shall be reflected as such on the financial books and records of WNA and the affected Supported Company. Such loans shall bear no interest until written demand for payment is received from WNA. ("Demand Date"). The amount of any such outstanding demand loan ("Demand Loan") shall bear interest at the annual rate of eight percent (8%), compounded annually, from the Demand Date until paid.

               4.4  Promissory Notes. At WNA's election, any Supported Company
                    ----------------
          that is the obligor under a Demand Loan hereunder shall execute and deliver a promissory note evidencing the debt containing terms and conditions reasonably acceptable to WNA and its legal counsel.

          5.   Term of Agreement. This Agreement shall be deemed effective as of
               -----------------
the Effective Date defined above and shall remain in effect until September 1, 2002, unless terminated earlier as provided herein (the "Term").

               5.1  Termination.  This Agreement shall be terminated with out
                    -----------
                    cause:

                    (a) immediately upon mutual written agreement of the parties; or

                    (b) by WNA upon three (3) months written notice to the affected Supported Companies;

                    (c) by any Supported Company with respect to that company upon ten (10) days written notice to WNA.

               5.2  Termination Upon Default. The breach by either party of a
                    ------------------------
          material term or condition of this Agreement shall constitute an event of default ("Event of Default"). If such Event of Default is not cured by the defaulting party within ten (10) days after delivery of written notice describing the Event of Default, then the non-defaulting party shall be entitled, at its sole election, to terminate this Agreement without further notice.

               5.3  Termination by Reason of Bankruptcy. In the event of the
                    -----------------------------------
          occurrence of any of the following events, each party shall have the right to terminate this Agreement immediately upon providing written notice to the other party:

                    (a) the commencement of any bankruptcy, insolvency, reorganization, dissolution, liquidation of debt, receivership or conservatorship proceeding or other similar proceeding by or against the other party; or

                    (b) the suspension or termination of business or dissolution of, or the appointment of a receiver, conservator, trustee or similar officer to take charge of, a substantial part of the property of the other party.

               5.5  Survival of Certain Obligations. The expiration or earlier
                    -------------------------------
          termination of this Agreement for any reason shall not terminate the Supporting Companies' indemnification obligations described in Section 6 below.

          6.  Indemnification of WNA. The Supported Companies agree, jointly
              ----------------------
and severally, to indemnify WNA and its directors, officers, employees, agents, parent corporation, and affiliates ("WNA Indemnified Parties") and hold each of them harmless from and against and defend against, any and all claims, damages, losses, penalties, expenses, costs and/or liabilities (including attorneys' fees and court costs) that are caused by or result from any alleged breach by WNA of any covenants provided herein or any alleged wilfull or negligent act or omission of WNA in the performance of the Support Services or any claim arising out of or related to the Supported Companies' use, occupancy, possession, or sharing of the Shared Resources hereunder to the extent they are not caused by or the result of the willful misconduct or gross negligence of WNA. The Supported Companies' obligations to indemnify the WNA Indemnified Parties will survive the expiration or termination of this Agreement by any party for any reason.

          7.  Confidential Information.
              -------------------------

               7.1  Confidentiality Covenants. It is understood that the
                    -------------------------
          performance by WNA of the Support Services and the use of the Shared Resources by the parties could expose the parties to the private or confidential information of the others. Each party agrees to use the degree of care it exercises to protect its own private or confidential information to keep, and to have its employees and agents keep, any and all private or confidential information of the other parties strictly confidential and to use such information only for the purpose providing the Support Services or as necessary to use the Shared Resources. Each party acknowledges and agrees that, in the event of a breach or threatened breach by it of the provisions of this Section, the other parties will have no adequate remedy in money or damages and, accordingly, shall be entitled to an injunction against such breach. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach of any provision of this Agreement. Neither party shall provide any private or confidential information of the other party to third parties pursuant to an administrative or judicial subpoena, summons, search warrant, or other governmental order without providing prior notice to such other party, unless otherwise provided by law or court order.

               7.2  Limit of Confidentiality Obligations. The parties'
                    ------------------------------------
          obligations and agreements under Section 6.1 hereof shall not apply to any information supplied that:

                    (a) was known to the receiving party prior to the disclosure by the other; or

                    (b) is or becomes generally available to the public other than by breach of this Agreement; or

                    (c) otherwise becomes lawfully available on a non-confidential basis from a third party who is not under an obligation of confidence to the other party.

          8.  Miscellaneous.
              -------------

               8.1  Assignment. WNA may not assign this Agreement in whole or in
                    ----------
          part without the other party's prior written consent, which consent may be withheld for any reason. Any attempted assignment without such consent shall be void.

               8.2  Waiver. No term or provision hereof will be deemed waived,
                    ------
          and no variation of terms or provisions hereof shall be deemed consented to, unless such waiver or consent shall be in writing and signed by the party against whom such waiver or consent is sought to be enforced. Any delay, waiver, or omission by any party to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions, or covenants of this Agreement shall not be construed to be a waiver by such provider of any subsequent breach or default of the same or other terms, provisions, or covenants on the part of the other party.

               8.3  Governing Law. This Agreement and all rights and obligations
                    --------------
hereunder shall be governed by and construed in accordance with the laws of the State of California except where USA federal law is applicable.

               8.4  Headings Not Controlling. Headings used in this Agreement
                    ------------------------
are for reference purposes only and shall not be deemed a part of this Agreement.

               8.5  Force Majeure. Neither party shall be liable for a delay in
                    -------------
performance or failure to perform any obligation under this Agreement to the extent such delay is due to causes beyond the control of that party and is without its fault or negligence, including, but not limited to, acts of God, labor disputes, governmental regulations or orders, civil disturbance, war conditions, fires, or due to a failure by the other party to satisfy its obligations under this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers effective as of September 1, 2000.

                                                WARD NORTH AMERICA, INC.


                                        By:

                                        Title:




                                        ANCHOR PACIFIC UNDERWRITERS, INC.


                                        By:

                                        Title:




                                        WARD BENEFITS AMINISTRATORS &
                                        INSURANCE SERVICES, INC.

                                        By:

                                        Title:





                                        HARDEN & COMPANY OF ARIZONA, INC.


                                        By:

                                        Title:

                                    EXHIBIT A

                            OVERHEAD SUPPORT SERVICES

WNA shall perform the following overhead support services during the term of this Agreement:

     . Executive Management - WNA to authorize and direct is executive officer employees, including its CEO, CFO, Executive Vice President, Senior and other Vice Presidents, to devote such portions of their business time and efforts as mutually deemed necessary and appropriate for the performance of executive management services on behalf of the Supported Companies.

     . Accounting - Transition, centralize and fulfill such accounting department functions as may be requested by the Supported Companies from time to time, including but not limited to, compilation of financial data from various accounting systems; preparation of periodic financial statements and management reports; centralization of accounts receivable and accounts payable functions; tax return preparation, filing and annual reporting functions, trust accounting and reconciliation; maintenance of general ledger and fixed assets records, and process equipment lease applications, etc.

     . Human Resources - Fulfill agreed upon human resource functions except recruitment of professional employees. WNA to provide the services of an adequately staffed Human Resource department to perform functions to include, payroll and benefits enrollment and administration; 401(K) profit sharing plan administration as authorized under plan documents; employment commencement and termination consulting and administration.

     . Communications and Information Technology - Provide services of information technology and communications staff to Supported Companies including remote technical assistance for email, work station, business applications, and wide-area network maintenance. Services to include support for voice and data communications line installation and maintenance.

     . Sales & Marketing - Provide certain centralized sales and marketing services to the Supported Companies through WNA's staff such as design and development of promotional marketing materials, joint use of trade show booths, procurement of printed materials and cross-selling by WNA sales personnel of Supported Company services to WNA customers and customers of its affiliates.

     . Legal & Regulatory Compliance - Perform litigation management, general legal services, licensing, entity qualification and SEC reporting.

     . Insurance & Risk Management - Prepare insurance and bond applications and maintain all appropriate insurance coverage.

                                    EXHIBIT B
                                        .
                                SHARED RESOURCES

WNA shall permit the Supported Companies to access and use the following resources:

     . Wide-area data network infrastructure, including hardware, systems software and data lines

     .    Telecommunications networks and service contract benefits

     .    Systems support software applications and network software licenses

     . Desktop, enterprise, and server application software licenses not otherwise restricted by their terms

                                    EXHIBIT C

                  SUPPORT CHARGES - EFFECTIVE SEPTEMBER 1, 2000

In exchange for the Support Services and the use of the Shared Resources, the Supported Companies will pay WNA the following consideration:

         Monthly Fee - The sum of $12,500 (jointly and severally as may be
         -----------
         allocated by agreement between the Supported Companies) per month during the Term of this Agreement.

         Direct Cost Responsibility & Reimbursement - In addition to the Monthly
         ------------------------------------------
         Fee, to the extent direct costs and expenses are solely attributable to one or more Supported Companies (such as transportation expenses for WNA personnel to travel to a Supported Company office to perform services) such costs shall be born by the Supported Company benefited by the expense. The benefited Company will pay such costs directly or shall reimburse WNA for such costs upon demand. Such costs remaining unpaid following demand for payment shall constitute demand loans by WNA as described in the Agreement.

                                               WARD NORTH AMERICA, INC.


                                           By:

                                           Title:




                                           ANCHOR PACIFIC UNDERWRITERS, INC.


                                           By:

                                           Title:




                                           WARD BENEFITS AMINISTRATORS &
                                           INSURANCE SERVICES, INC.


                                           By:

                                           Title:

                                            HARDEN  & COMPANY OF ARIZONA , INC.


                                            By:

                                            Title:

                                    EXHIBIT C

                   SUPPORT CHARGES - EFFECTIVE JANUARY 1, 2001

In exchange for the Support Services and the use of the Shared Resources, the Supported Companies will pay WNA the following consideration:

         Percentage of Revenue Fee - Jointly and severally, an amount equal to
         -------------------------
         9% of the consolidated net revenue of the Supported Companies (as may be allocated and paid by agreement between the Supported Companies) each month during the Term of this Agreement.

         Direct Cost Responsibility & Reimbursement - In addition to the Monthly
         ------------------------------------------
         Fee, to the extent direct costs and expenses are solely attributable to one or more Supported Companies (such as transportation expenses for WNA personnel to travel to a Supported Company office to perform services) such costs shall be born by the Supported Company benefited by the expense. The benefited Company will pay such costs directly or shall reimburse WNA for such costs upon demand. Such costs remaining unpaid following demand for payment shall constitute demand loans by WNA as described in the Agreement.

                                              WARD NORTH AMERICA, INC.


                                      By:

                                      Title:




                                      ANCHOR PACIFIC UNDERWRITERS, INC.


                                      By:

                                      Title:




                                      WARD BENEFITS AMINISTRATORS &
                                      INSURANCE SERVICES, INC.


                                      By:

                                      Title:

                                          HARDEN  & COMPANY OF ARIZONA , INC.


                                          By:
                                                  ------------------------------
                                          Title:
                                                  ------------------------------